                    TV PRODUCTION AND DISTRIBUTION AGREEMENT


This Agreement (including the Exhibit(s) hereto) is made between:-

SWEDISH MATCH GRAND PRIX AB ("SMGP")
Rosenlundsgatan 36, SE-118 85 Stockholm, Sweden

and

NARROWSTEP LTD ("NSP")
60 Parsons Green Lane, London SW6 4HU, United Kingdom

(hereinafter collectively referred to as the "Parties")
(The Swedish Match Tour is referred to as the "Tour")

and sets out the terms and conditions under which NSP is contracted by SMGP for TV production and distribution of ten (10) event programmes from event regattas on the Tour in the 2004/5 and 2005/6 seasons.

In this Agreement the following words and expressions shall have the following meanings:

"Content" means electronically recorded audio and visual material such as may be protected by relevant intellectual property legislation;

"Fees" means all fees payable by SMGP to NSP for the Professional Services;

"Initial Term" means the minimum term for which NSP will provide the Services;

"Professional Services" means any professional, consulting or support services provided by NSP to SMGP under this Agreement;

"Renewal Term" means any term following the Initial Term;

"Services" means the Professional Services and the Supplemental Services;

"Supplemental Expenses" means all supplemental expenses incurred by NSP in relation to the expenses for subsistence, flights and accommodation for the agreed NSP team at each event;

"Supplemental Fees" means all fees payable by SMGP to NSP in respect of Supplemental Services and such fees shall be in accordance with NSP's then current prices and pricing policy;

"Supplemental Services" means any agreed certain services and equipment needed by SMGP on a "one-off" or emergency basis where such services are not included within the scope of the Professional Services;and

"The Player" means the Narrowstep Inc TV player on the Internet incorporating, ChannelServer, AdServer and MediaServer elements which are commonly known as `The Player' in Narrowstep's business model.


1.       TERMS FOR PARTIES
1.1 Whereby it is agreed that NSP and SMGP shall accept the terms in full within this Agreement for television coverage of the Tour TV series.

2.       COMMISSIONING AGREEMENT
2.1 NSP is commissioned by SMGP to film sailing events on the Tour, to produce programs and to distribute such programs, in accordance what is further described in EXHIBIT 1.

2.2 NSP shall provide SMGP with 14 x PAL format DVD and 3 x NTSC format DVD after each production is completed.

3.       REMUNERATION
3.1 The agreed remuneration for the Professional Services is USD 325,000 (three hundred and twenty five thousand USD).

3.2 If SMGP cancels one or more of the events on the Tour, the renumeration set out above shall be reduced by USD 30,000 (thirty thousand USD) for each cancelled event unless the Parties agree to an arrangement for NSP to provide a replacement programme.

3.3 If SMGP adds one or more events to the Tour, SMGP shall pay an additional fee of USD 30,000 per added event and year, and the Professional Services shall comprise such event. SMGP will consult NSP prior to the addition or deletion of any event.

3.4 In the event of deletion or addition of one or more events on the Tour, the renumeration set out above shall be adjusted in accordance with section 3.2 and/or section 3.3 above. Such adjustments, if any, shall be settled between the Parties by the 31st of December each year during the term of this Agreement.

4.       TERM
4.1 The Term of this Agreement will be from the 1st of February 2005 and shall continue until the 31st of December 2005.

4.2 This Agreement will be automatically extended for one (1) year at a time, unless terminated in writing on or prior to the 1st of December of each year

4.3 The termination of this Agreement shall not affect the validity of the clauses 7 (save for 7.4 and 7.5), 8, 15, 16 and 17.

5.       PAYMENT TERMS
5.1 Payment shall be made via electronic funds transfer with all charges paid by sender in ten (10) equal instalments (the number of instalments may change, should events be added or cancelled as set out in sections 3.2 and 3.3) of USD 30,000 (thirty thousand USD) on the 30th day of each month beginning February, and one final instalment of USD 25,000 (twenty-five thousand
         USD) on 1 December.

5.2      NSP shall issue to SMGP a monthly invoice.

5.3 SMGP shall provide all flights, accommodation and subsistence expenses for the agreed NSP team at each event. Flight costs shall not exceed USD 30,000. Any Supplemental Expenses relating to this incurred by NSP shall be reimbursed by SMGP providing these are agreed in writing by the Tour President or the Tour Director of SMGP in advance, or if agreed on site at an event, by a follow-up e-mail confirming the agreement.5.3

5.4 Travel, accommodation and subsistence costs relating to any additional events added to the Tour as in clause 3.3 of this agreement shall be provided or reimbursed to NSP.

5.5 SMGP shall reimburse any Supplemental Fees for any Supplemental Services performed by NSP, providing these are agreed in writing by the Tour President or the Tour Director of SMGP in advance, or if agreed on site at an event, by a follow-up e-mail confirming the agreement.

5.6      Payment of all invoices issued by NSP to SMGP shall become due fourteen
         (14) days after receipt of the same by SMGP.

5.7 Where applicable NSP will charge to SMGP such taxes as may be applicable at the prevailing rate and all other relevant purchase tax on the Fees, Supplemental expenses and Supplemental Fees. Should NSP become aware of any such tax, NSP shall without delay notify in writing SMGP thereof. Should NSP not give a written notice without delay to SMGP, NSP will be responsible for any such taxes that could have been avoided had SMGP received such a notice.

6.       LATE PAYMENTS
6.1 Late payments shall be subject to the prevailing rate of interest according to Swedish law which shall accrue on a daily basis and is due and payable by SMGP. However, any delay as regards the payment that falls due on the 30th of February 2005 shall not be subject to interest if the delay depends on the execution of this Agreement taking place after that date.

7.       RIGHTS
7.1 SMGP shall be the sole and exclusive owner of all results of work performed by NSP under this Agreement. Without limitation, films, programming, news rushes, Content, as well as other productions and recordings of the same, shall be considered as results of work performed by NSP under this Agreement. SMGP's ownership of such results shall include all intellectual property rights and SMGP shall be entitled to make changes in such results and to transfer its rights to any third party.

7.2 At SMGP's request, NSP shall without delay provide SMGP with results of work performed by NSP under this Agreement. Any untoward costs incurred by NSP will be reimbursed by SMGP providing these are agreed in writing by the Tour President or the Tour Director of SMGP in advance.

7.3 SMGP agrees that NSP is allowed to use all materials covered within this agreement for internet broadcasting.

7.4 SMGP agrees that NSP is allowed to use all materials covered within this agreement for their own advertising and promotion in perpetuity, providing the express written agreement of SMGP is obtained beforehand.

7.5 SMGP agrees that NSP is allowed to use all materials covered within this agreement once this agreement terminates, provided the express written agreement of SMGP is obtained beforehand.

7.6 The Narrowstep Player is recognised as being proprietary Narrowstep software and as such Narrowstep is the sole owner of this technology and software, which is under license to SMGP and is operated by Narrowstep only for the duration of this agreement, and SMGP recognises it has no claims or rights in this respect.

8.       LIMITATION OF LIABILITY
8.1 In no circumstances shall the Parties be liable in contract, tort (including negligence or breach of statutory duty) or otherwise howsoever caused for:

         (i) any loss of profit business contracts revenues or anticipated savings or;
        (ii) any special indirect or consequential damage of any nature whatsoever arising directly or indirectly out of the provision by NSP of the Services or of any error or defect therein or of the performance, non-performance, or delayed performance by NSP of this Agreement.

8.2 In the event of a technical failure of equipment or of a material failure with video tapes, NSP shall endeavour to rectify the failure on site or provide replacement equipment and video tapes at the site but will not be held responsible for any loss or damages caused to any other Parties through such failures.

9.       WARRANTY
9.1 In relation to the filming and the production of the Tour and NSP's fulfilment of its obligations under this Agreement and provided that NSP has followed any directions given by SMGP, SMGP agrees to indemnify and hold harmless NSP and its officers, directors, professional advisers, agents and employees against any losses costs expenses claims damages liabilities penalties actions proceedings or judgments which they may become subject to relating to or arising from the infringement or misappropriation or alleged infringement or misappropriation of any copyright, trade secret, patent, trademark or other proprietary right related to any hardware or software utilised by SMGP or otherwise through the performance of the Services.

10.      LICENCES
10.1 SMGP licenses NSP to distribute the Tour TV series in accordance with this Agreement.

11.      ASSIGNMENT
11.1 In the event SMGP in SMGP's opinion should become prevented to run the Tour due to regulatory reasons, SMGP shall have the right to transfer or assign its right and obligations under this Agreement.

12.      TERMINATION
12.1 Either one of the Parties may by notice in writing immediately terminate this Agreement if the other party shall:

         a) breach this Agreement and in the case of a breach capable of being remedied shall not have remedied the same within seven
                  (7) days of receipt of a notice identifying such breach and requiring its remedy;

         b) be unable to pay its debts or enters into compulsory or voluntary liquidation or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrator appointed, or ceases for any reason to carry on business or takes or suffers any similar action whereby it may be unable to pay its debts.

12.2 Termination of this Agreement for whatever reason shall be without prejudice to any rights or obligations which have accrued prior to termination.

13.      FORCE MAJEURE
13.1 Should a party's fulfilment of its obligations under this Agreement be prevented, impeded or delayed for any reason beyond the party's reasonable control ("Force Majeure Event") including, but not limited to, labour disputes, state administrative actions of any kind, fire, flooding, shortage of power and shortage in means of transport, the party shall be considered relieved to perform any obligation affected by the Force Majeure Event for a reasonable period with regard to all relevant circumstances.

13.2 The party desiring to invoke a Force Majeure Event shall give notice to the other party as soon as possible. The failure of such notice shall mean that the party is not discharged from liability for any non-performance caused by such Force Majeure Event.

13.3 The Parties shall make all reasonable efforts to prevent an reduce the effects of any non-performance of this Agreement caused by a Force Majeure Event.

13.4 Should the Force Majeure Event impede a party to perform duly under this Agreement for more than six (6) months, the other party shall have the right to terminate this Agreement in writing with immediate effect with no further remedies for the damages caused by the failure to perform due to the Force Majeure Event.

14.      RELATIONSHIP OF PARTIES
14.1 None of the provisions of this Agreement shall be deemed to constitute a partnership between the Parties and neither party shall be responsible for any act or omission of the other or have the right or authority to bind the other in any way.

15.      CONFIDENTIALITY
15.1 The Parties shall maintain in confidence, and not disclose to any third party, all Proprietary Information disclosed to it by the other party. What is now said shall not apply to any information:

         (i) which at the time of disclosure was in the public domain or after the disclosure becomes part of the public domain by publication or otherwise, except by breach of the undertakings hereunder by either party; or

         (ii) which was known or used by the party to which it is disclosed, prior to the date of disclosure to it by the other; or

         (iii) which is required to be disclosed by court or government order; or

         (iv) which either before or after the date of disclosure to a party, is lawfully disclosed to such a party by an independent third party rightfully in possession of the information; or

         (v) which is disclosed to an Agent that has been informed of and agreed to the terms of this confidentiality undertaking.

15.2 For purposes of this Agreement, "Proprietary Information" shall include any information owned or lawfully controlled by the party disclosing the information (the "Disclosing Party") that is not generally known to the public including, without limitation, the terms of this Agreement, trade secrets, know-how, customer lists, business plans, financial information, research, product plans, services, customers, markets, inventions, processes, designs, drawings, including such material/information identified by the Disclosing Party as being proprietary and/or confidential (either verbally or in writing) prior to disclosure.

15.3 The Parties also undertake not to use any such Proprietary Information of the other party that they are obliged to hold in confidence hereunder for any other purpose than the purpose of this Agreement, without the prior written consent of the party owning such Proprietary Information. The Parties further undertake to make the obligations set forth in this section 14 binding upon their employees, sub-contractors and partners.

15.4 The obligations set forth in this section 15 shall survive the termination of this Agreement.

16.      GOVERNING LAW
16.1 This Agreement shall be governed by and construed in accordance with the substantive laws of Sweden.

16.2 Each of the Parties to this Agreement irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the Courts of Sweden, whereby the Stockholm District Court shall be the exclusive court of first instance.

17.      DISPUTE RESOLUTION
17.1 The Parties will attempt in good faith to resolve any dispute or claim arising out of or relating to this Agreement promptly through negotiations between their representatives.

17.2 If the matter is not resolved through negotiation the Parties will attempt in good faith to resolve the dispute or claim through an Alternative Dispute Resolution ("ADR") procedure.

17.3 The performance of obligations under the Agreement shall not cease or be delayed by the application of an ADR procedure pursuant to clause
         17.2 above.

17.4 If the matter has not been resolved by an ADR procedure within two (2) months of the initiation of such procedure or if either Party will not participate in an ADR procedure the dispute shall be referred to an arbitrational tribunal in accordance with clause 17.5 below.

17.5 All disputes, controversies or claims between the Parties arising out of or in connection with this Agreement or the breach, termination or invalidity thereof shall be exclusively settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of three
         (3) arbitrators and the place of arbitration shall be Stockholm, Sweden. The arbitral proceedings shall be conducted in the English language.

18.      ENTIRE AGREEMENT
18.1 This Agreement shall constitute the entire agreement and understanding between the Parties in respect of the subject matter of this Agreement and supersedes any prior or contemporaneous agreement whether written or oral. Any changes modifications or amendments to this Agreement to be binding must be signed by an authorised officer of both Parties. This Agreement does not supersede or terminate any non-disclosure or confidentiality agreement in existence between the Parties.

18.2 If any of the provisions of this Agreement are found to be void or unenforceable it shall be deemed to be deleted from this Agreement and the remaining provisions shall continue to apply. The Parties shall negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision found to be void or unenforceable.

19.      SERVICE OF NOTICES AND COMMUNICATIONS
19.1 Except as otherwise expressly provided within the Agreement, no notice or other communication from one party to the other shall have any validity under the Agreement unless made in writing by or on behalf of the party concerned.

19.2 Any notice or other communication which is to be given by either party to the other shall be given by letter or by facsimile transmission or electronic mail confirmed by letter. Such letter shall be delivered by hand or sent pre-paid by first class registered or recorded delivery post addressed to the other party. If the other party does not acknowledge receipt of such letter facsimile transmission or item of electronic mail and the relevant letter is not returned as undelivered the notice or communication shall be deemed to have been given five (5) working days after the day on which the letter was posted.

20.      WAIVER
20.1 The failure of either party to exercise any right or remedy shall not constitute a waiver of that right or remedy.

20.2 No waiver shall be effective unless it is communicated to the other party in writing.

20.3 A waiver of any right or remedy arising from a breach of contract shall not constitute a waiver of any right or remedy arising from any other breach of the Agreement.

                             -----------------------

This Agreement has been executed in two (2) originals whereof the Parties have taken one each.


Signed for and on behalf of             Signed for and on behalf of
Narrowstep Ltd                          Swedish Match Grand Prix AB


/s/ Clifford Webb                       /s/ Pierre Tinnerholm

Clifford Webb                           Pierre Tinnerholm
Chief Operating Officer                 President, Swedish Match Grand Prix AB

Dated 3/5/05                            Dated May 2, 2005

EXHIBIT 1 to TV Production and Distribution Agreement

Services to be provided by NSP:

1.   TV COVERAGE PLATFORM:

     a) TV Coverage and attendance at nine (9) SMT events, on similar lines to 2004;
     b) Production of ten (10) programmes - nine (9) events and one (1) highlight programme;
     c)   TV distribution management;
     d)   The Tour TV Player;
     e) Satellite news production and liaison from each event and End of event News production at events;
     f)   14 x PAL format DVD and 3 x NTSC format DVD of each event;


2.   ANALYSIS:

     a) TV Coverage and attendance at nine (9) SMT events, on similar lines to 2004;
          o A crew of four to five (4-5) people for each event. Director/Cameraman, four (4) other camera operators.
          o    All standard filming equipment is included;
          o A small lap top Edit suite for our use only to produce end of event VNR.

     b) Production of ten (10) programmes; o Produce half-hour shows for broadcasters as 2004.
          o    All special versions for OLN, Japan etc are included;
          o NSP will include the NTSC conversion costs, couriers etc to service all broadcasters requirements.
          o    NSP will produce a new graphic look and feel to the series.
          o NSP anticipate coverage at nine (9) major events, and will again produce a Tour round up at the end of 2005 for the tenth show.
          o Should there only be eight (8) events, NSP will produce a special show combining different elements from the tour

     c)   TV distribution management;
          o NSP distribution manager and team will build and expand on the existing distribution;
          o    NSP will issue monthly distribution reports;

     d)   The Tour TV Player;
          o NSP will continue with the Tour TV player, bringing in a new design and additional functions;
          o NSP will encode and host each Tour programme produced following events;
          o    NSP will include all bandwidth and hosting costs as needed;

     e)   Satellite news coverage from each event;
          o NSP shall organise and produce an end of event VNR from each event, where the facility is available;
          o NSP teams will publicise this in advance with news agencies and broadcasters to create awareness of the uplink;
          o NSP shall downlink the VNR to our offices in London and copy to tape for broadcaster/agencies preferring tape delivery.
          o    Costs of the satellite time and uplink etc are NOT included.

     f)   News production service as required at events;
          o    NSP can offer this as an extra fee at each event

     g)   14 x PAL format DVD and 3 x NTSC format DVD;

3.   LIVE BROADBAND TV COVERAGE.
NSP WILL ALSO PROVIDE SMGP THE OPPORTUNITY FOR LIVE BROADBAND COVERAGE AT THE ADDITIONAL COST OF EUR 10,500 WHICH INCLUDES THE FOLLOWING:

               o    Extra cameraman
               o    Presenter
               o    2 x assistants
               o    Extra Live director
               o    Encoder/technician
               o    Cabling
               o    Monitors
               o    Globe-caster for mixing
               o    Audio desk
               o    Microwave links x 3
               o    Additional camera rental

               Additional costs are:
               o    2 x commentators (can source locally with sailors)
               o    Flights
               o    Accommodation
               o    Subsistence
               o    Excess baggage for all of above.